Exhibit 99.1

News Release

American Homes 4 Rent Reports Second Quarter 2020 Financial and Operating Results
AGOURA HILLS, Calif., Aug. 6, 2020—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2020.
Highlights
•Total revenues increased 0.4% to $283.1 million for the second quarter of 2020 from $281.9 million for the second quarter of 2019.
•Net income attributable to common shareholders totaled $15.4 million, or $0.05 per diluted share, for the second quarter of 2020, compared to $22.5 million, or $0.08 per diluted share, for the second quarter of 2019.
•Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders for the second quarter of 2020, which have not been adjusted to exclude the negative impact of the COVID-19 pandemic, were $0.27 and $0.23 per FFO share and unit, respectively, compared to $0.28 and $0.25 per FFO share and unit, respectively, for the second quarter of 2019.
•Experienced record demand, driving Same-Home portfolio Average Occupied Days Percentage to 95.6% in the second quarter of 2020, while achieving 4.4% rental rate growth on new leases.
•Strong leasing momentum continues into the third quarter of 2020, with Same-Home portfolio Average Occupied Days percentage reaching an all-time high of 96.4% in July 2020.
•Through July 2020, collected 96.5% of second quarter 2020 rents and 92% of July 2020 rents, which represents over 99% of second quarter 2020 payment history for the same time frame.
“We are pleased with our second quarter performance, which demonstrated the strength and resiliency of our operating platform in today’s challenging times and highlights our ability to grow and deliver shareholder value in any economic cycle,” said David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “Demand for our homes has never been stronger as our leasing and occupancy levels reached all-time highs during June and July. The COVID-19 crisis shined a light on the benefits of our homes as people are moving from high-density city living to single-family suburban communities. Amid this changing landscape, we are executing on our growth programs, including our proprietary AMH Development pipeline, to deliver additional housing in our high-growth markets. Our key competitive advantages – a diversified national portfolio, low leverage, investment grade balance sheet and technology enabled operating platform – have solidified our leadership position in the single-family rental industry.”
COVID-19 Business Update
The Company has maintained continuity in business operations since the beginning of the COVID-19 pandemic and produced strong operating results in the second quarter of 2020 demonstrating the flexibility of its technology enabled operating platform and the resiliency of its high-quality, diversified portfolio. Comprehensive remote working policies remain in place for all corporate and field offices, and operational protocols have been tailored based on state and local mandates to ensure continuity of services, while protecting employees, residents and their families. Additionally, during the second quarter of 2020, the Company waived late fees and month-to-month lease premiums, halted evictions for nonpayment of rent, and offered zero percent increases on newly signed renewals for leases expiring between April and July 2020.

Leasing and Collections Update
Driven by shifting housing preferences as households migrate away from city centers and apartments, the Company is experiencing record demand levels and reported its highest ever Same-Home portfolio Average Occupied Days Percentages in June and July 2020. A summary of the Company’s Same-Home portfolio Average Occupied Days Percentages for the second quarter and July 2020 is as follows:

	April 2020	May 2020	June 2020	July 2020
Same-Home Average Occupied Days Percentage	95.2%	95.5%	96.1%	96.4%
Additionally, as the Company entered the third quarter of 2020, it began a socially responsible return to normal operating practices, including the assessment of late fees, in jurisdictions where allowable, and modest renewal increases on expiring leases. A summary of the Company’s leasing spread activity for the second quarter and July 2020 is as follows:

	April 2020	May 2020	June 2020	July 2020
Average Change in Rent for Renewals	3.0%	1.1%	—%	—%
Average Change in Rent for Re-Leases	3.6%	4.4%	5.4%	5.4%
Average Blended Change in Rent	3.2%	2.3%	1.8%	2.0%
Collections continue to remain resilient with the Company recognizing revenue on 96.5% of its second quarter 2020 rental billings, all of which has been collected in cash through July 2020 without application of any existing resident security deposits or adjustment for deferred payment plans. As further second quarter 2020 collections are received, the associated revenue will be recognized in the applicable future period.
As we pursue additional collections, we are working closely with delinquent residents on a case-by-case basis to find the resolution that is best for the resident and the Company. Although minimal to date, workout options may include deferred payment plans which we began offering in June, or, where appropriate, early lease termination.
For the month of July, collections are tracking in line with the second quarter of 2020 as the Company collected 92% of July rents during July 2020, which represents over 99% of second quarter 2020 payment history for the same time frame.
Operating Expense Update
As a result of its technology enabled operating platform, the Company successfully adapted its maintenance protocols to be able to operate safely within the pandemic environment, delivering its full maintenance programs and ending the second quarter of 2020 without any deferred maintenance work orders. However, as a result of enhanced cleaning and safety protocols, the Company incurred $0.5 million of incremental repairs and maintenance (“R&M”) and turnover costs within the second quarter of 2020, of which $0.4 million related to the Same-Home portfolio. Also included within second quarter 2020 R&M and turnover costs, net was $1.9 million of uncollectible tenant utility reimbursements associated with the COVID-19 pandemic, of which $1.8 million related to the Same-Home portfolio.
Additionally, due to abnormally high HVAC usage during stay-at-home orders, we experienced above average levels of HVAC system replacements resulting in $1.3 million of incremental HVAC capital expenditures within the second quarter of 2020, of which $1.2 million related to the Same-Home portfolio.
Although the Company has produced strong operating results to date during the COVID-19 pandemic, the extent to which the pandemic will ultimately impact us and our residents will depend on future developments which are highly uncertain. These include the scope, severity and duration of the pandemic, including potential resurgences, and the direct and indirect economic effects of the pandemic and containment measures, among others.
Second Quarter 2020 Financial Results
Net income attributable to common shareholders totaled $15.4 million, or $0.05 per diluted share, for the second quarter of 2020, compared to $22.5 million, or $0.08 per diluted share, for the second quarter of 2019. This decrease was primarily attributable to increased uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic, as well as higher property operating expenses and a reduction in gain on sale of single-family properties and other, net.
Total revenues increased 0.4% to $283.1 million for the second quarter of 2020 from $281.9 million for the second quarter of 2019. Revenue growth was driven by an increase in our average occupied portfolio which grew to 49,600 homes for the second quarter of 2020, compared to 48,989 homes for the second quarter of 2019, as well as higher rental rates, offset by an increase in uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic.
Core NOI on our total portfolio decreased 3.6% to $148.4 million for the second quarter of 2020, compared to $154.0 million for the second quarter of 2019. This decrease was primarily due to increased uncollectible rents related to the COVID-19 pandemic, as well as higher property tax expense and higher R&M and turnover costs, net due to increased uncollectible tenant utility reimbursements associated with the COVID-19 pandemic.
Core revenues from Same-Home properties were $212.0 million for both the second quarters of 2020 and 2019, driven by a 3.0% increase in rents from single-family properties, which was impacted by the Company’s socially responsible decision to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the quarter. This increase was offset by a:
•10 basis point drag from lower fees from single-family properties as the Company waived late fees throughout the quarter; and a
•290 basis point drag from higher bad debt, which increased to 3.5% of rents from single-family properties in the second quarter of 2020 from 0.7% of rents from single-family properties in the second quarter of 2019.
All rents from single-family properties recognized as revenue during the second quarter of 2020 have been collected in cash through July 2020. As further second quarter 2020 collections are received, the associated revenue will be recognized in the applicable future period.
Core property operating expenses from Same-Home properties increased 6.1% to $81.7 million for the second quarter of 2020, compared to $77.0 million for the second quarter of 2019, primarily driven by $2.2 million of incremental costs incurred during the second quarter of 2020 related to the COVID-19 pandemic including enhanced cleaning costs and increased uncollectible tenant utility reimbursements.
As a result, Core NOI from Same-Home properties decreased 3.4% to $130.4 million for the second quarter of 2020, compared to $135.0 million for the second quarter of 2019.
Core FFO attributable to common share and unit holders was $94.8 million, or $0.27 per FFO share and unit, for the second quarter of 2020, compared to $98.2 million, or $0.28 per FFO share and unit, for the second quarter of 2019. Adjusted FFO attributable to common share and unit holders was $81.6 million, or $0.23 per FFO share and unit, for the second quarter of 2020, compared to $86.8 million, or $0.25 per FFO share and unit, for the second quarter of 2019. These decreases were attributable to the negative financial impacts associated with the COVID-19 pandemic that relate to (i) the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020, (ii) waived late fees throughout the second quarter of 2020, and (iii) $9.4 million of other negative financial impacts from the COVID-19 pandemic including $7.0 million of increased uncollectible rents, $1.9 million of increased uncollectible tenant utility reimbursements and $0.5 million of increased costs associated with enhanced cleaning and safety protocols. Additionally, due to stay-at-home orders during the COVID-19 pandemic, Adjusted FFO attributable to common share and unit holders includes above average levels of HVAC system replacements resulting in $1.3 million of incremental HVAC capital expenditures within the second quarter of 2020.
Year-to-Date 2020 Financial Results
Net income attributable to common shareholders totaled $35.6 million, or $0.12 per diluted share, for the six-month period ended June 30, 2020, compared to $38.8 million, or $0.13 per diluted share, for the six-month period ended June 30, 2019. This decrease was primarily attributable to increased uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic, as well as higher property operating expenses and a noncash write-down included in other expenses associated with the liquidation of legacy joint ventures, which were acquired as part of the American Residential Properties, Inc. merger in February 2016.
Total revenues increased 2.1% to $572.7 million for the six-month period ended June 30, 2020 from $561.1 million for the six-month period ended June 30, 2019. Revenue growth was driven by an increase in our average occupied portfolio which grew to 49,322 homes for the six-month period ended June 30, 2020, compared to 48,600 homes for the six-month period ended June 30, 2019, as well as higher rental rates, offset by an increase in uncollectible rents and tenant utility reimbursements related to the COVID-19 pandemic.
Core NOI on our total portfolio increased 0.3% to $305.4 million for the six-month period ended June 30, 2020, compared to $304.6 million for the six-month period ended June 30, 2019. This increase was primarily due to growth in rental income resulting from a larger number of occupied properties and higher rental rates, offset by an increase in uncollectible rents related to the COVID-19 pandemic, as well as higher property tax expense and higher R&M and turnover costs, net due to increased uncollectible tenant utility reimbursements associated with the COVID-19 pandemic.
Core revenues from Same-Home properties increased 2.0% to $428.4 million for the six-month period ended June 30, 2020, compared to $420.1 million for the six-month period ended June 30, 2019. This growth was primarily driven by a 3.3% increase in Average Monthly Realized Rent per property, partially offset by an increase in uncollectible rents related to the COVID-19 pandemic. Additionally, core revenues from Same-Home properties for the six-month period ended June 30, 2020 were impacted by (i) the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020 and (ii) waived late fees throughout the second quarter of 2020. Core property operating expenses from Same-Home properties increased 5.0% to $158.2 million for the six-month period ended June 30, 2020, compared to $150.6 million for the six-month period ended June 30, 2019, primarily driven by higher property tax expense and $2.2 million of incremental costs incurred during the second quarter of 2020 related to the COVID-19 pandemic including enhanced cleaning costs and increased uncollectible tenant utility reimbursements. As a result, Core NOI from Same-Home properties increased 0.2% to $270.2 million for the six-month period ended June 30, 2020, compared to $269.5 million for the six-month period ended June 30, 2019.
Core FFO attributable to common share and unit holders was $197.9 million, or $0.56 per FFO share and unit, for the six-month period ended June 30, 2020, compared to $194.0 million, or $0.55 per FFO share and unit, for the six-month period ended June 30, 2019. Adjusted FFO attributable to common share and unit holders for the six-month period ended June 30, 2020 was $175.1 million, or $0.50 per FFO share and unit, compared to $173.6 million, or $0.49 per FFO share and unit, for the six-month period ended June 30, 2019. This improvement was primarily attributable to a larger number of occupied properties and higher rental rates, partially offset by the negative financial impacts associated with the COVID-19 pandemic that relate to

(i) the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020, (ii) waived late fees throughout the second quarter of 2020, and (iii) $9.4 million of other negative financial impacts from the COVID-19 pandemic including $7.0 million of increased uncollectible rents, $1.9 million of increased uncollectible tenant utility reimbursements and $0.5 million of increased costs associated with enhanced cleaning and safety protocols. Additionally, due to stay-at-home orders during the COVID-19 pandemic, Adjusted FFO attributable to common share and unit holders includes above average levels of HVAC system replacements resulting in $1.3 million of incremental HVAC capital expenditures within the second quarter of 2020.
Portfolio
As of June 30, 2020, the Company had an occupancy percentage of 96.4%, compared to 94.6% as of March 31, 2020. The occupancy percentage on Same-Home properties was 96.9% as of June 30, 2020, compared to 96.0% as of March 31, 2020.
Investments
As of June 30, 2020, the Company’s wholly-owned portfolio consisted of 53,000 homes, compared to 52,776 homes as of March 31, 2020, an increase of 224 homes during the second quarter of 2020, which included 327 newly constructed properties delivered through our AMH Development Program and 113 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 216 homes sold. As of June 30, 2020, the Company had 948 properties held for sale, compared to 960 properties as of March 31, 2020. Also, as of June 30, 2020, the Company had an additional 936 properties held in unconsolidated joint ventures, representing a net increase of 60 properties, compared to 876 properties held in unconsolidated joint ventures as of March 31, 2020.
Capital Activities, Balance Sheet and Liquidity
As of June 30, 2020, the Company had cash and cash equivalents of $32.0 million and had total outstanding debt of $3.0 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.2% and a weighted-average term to maturity of 12.1 years. The Company had $130.0 million of outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2022. During the second quarter of 2020, the Company generated $63.9 million of Retained Cash Flow and sold 216 properties generating $47.6 million of net proceeds.
As of July 31, 2020, the Company had cash and cash equivalents of $55.7 million and $105.0 million of outstanding borrowings on its revolving credit facility, with no other changes to total outstanding debt since June 30, 2020. During July 2020, the Company sold an additional 91 properties generating $20.1 million of net proceeds.
Additional Information
A copy of the Company’s Second Quarter 2020 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call
A conference call is scheduled on Friday, August 7, 2020 at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2020 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, August 21, 2020 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13706058#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2020, we owned 53,000 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth, and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the potential adverse effect of the COVID-19 pandemic on the financial condition, operating results and cash flows of the Company, our tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including potential resurgences, and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share data)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Single-family properties:
Land	$1,794,943	$1,756,504
Buildings and improvements	7,904,656	7,691,877
Single-family properties in operation	9,699,599	9,448,381
Less: accumulated depreciation	(1,603,376)	(1,462,105)
Single-family properties in operation, net	8,096,223	7,986,276
Single-family properties under development and development land	453,127	355,427
Single-family properties held for sale, net	171,622	209,828
Total real estate assets, net	8,720,972	8,551,531
Cash and cash equivalents	32,010	37,575
Restricted cash	129,235	126,544
Rent and other receivables	32,331	29,618
Escrow deposits, prepaid expenses and other assets	141,302	140,961
Investments in unconsolidated joint ventures	69,979	67,935
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,271,774	$9,100,109

Liabilities
Revolving credit facility	$130,000	$—
Asset-backed securitizations, net	1,935,800	1,945,044
Unsecured senior notes, net	889,129	888,453
Accounts payable and accrued expenses	287,036	243,193
Amounts payable to affiliates	—	4,629
Total liabilities	3,241,965	3,081,319

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares ($0.01 par value per share, 450,000,000 shares authorized, 300,512,943 and 300,107,599 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively)	3,005	3,001
Class B common shares ($0.01 par value per share, 50,000,000 shares authorized, 635,075 shares issued and outstanding at June 30, 2020 and December 31, 2019)	6	6
Preferred shares ($0.01 par value per share, 100,000,000 shares authorized, 35,350,000 shares issued and outstanding at June 30, 2020 and December 31, 2019)	354	354
Additional paid-in capital	5,797,384	5,790,775
Accumulated deficit	(461,435)	(465,368)
Accumulated other comprehensive income	6,247	6,658
Total shareholders’ equity	5,345,561	5,335,426
Noncontrolling interest	684,248	683,364
Total equity	6,029,809	6,018,790

Total liabilities and equity	$9,271,774	$9,100,109

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rents and other single-family property revenues	$280,689	$279,914	$568,031	$557,608
Other	2,409	1,946	4,661	3,456
Total revenues	283,098	281,860	572,692	561,064

Expenses:
Property operating expenses	110,436	104,591	217,933	211,275
Property management expenses	22,260	21,650	45,536	42,359
General and administrative expense	11,493	10,486	22,759	19,921
Interest expense	29,558	32,571	59,273	64,486
Acquisition and other transaction costs	1,956	970	4,103	1,804
Depreciation and amortization	84,836	82,840	167,657	164,001
Other	1,403	1,514	7,513	2,538
Total expenses	261,942	254,622	524,774	506,384

Gain on sale of single-family properties and other, net	10,651	13,725	21,416	19,374
Loss on early extinguishment of debt	—	(659)	—	(659)

Net income	31,807	40,304	69,334	73,395

Noncontrolling interest	2,656	4,004	6,157	7,030
Dividends on preferred shares	13,782	13,782	27,564	27,564

Net income attributable to common shareholders	$15,369	$22,518	$35,613	$38,801

Weighted-average common shares outstanding:
Basic	301,011,545	299,466,526	300,912,307	298,157,413
Diluted	301,412,243	299,991,084	301,358,769	298,676,788

Net income attributable to common shareholders per share:
Basic	$0.05	$0.08	$0.12	$0.13
Diluted	$0.05	$0.08	$0.12	$0.13

Defined Terms

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e. rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties classified as held for sale.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Non-GAAP Financial Measures
This press release and the Second Quarter 2020 Earnings Release and Supplemental Information Package include Funds from Operations attributable to common share and unit holders (“FFO attributable to common share and unit holders”), Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders, Retained Cash Flow, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, they may not be comparable among REITs. In addition, these metrics are not substitutes for net income or loss or net cash flows from operating activities, as defined by GAAP, as measures of our operating performance, liquidity or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Second Quarter 2020 Earnings Release and Supplemental Information Package.

Funds from Operations attributable to common share and unit holders and Retained Cash Flow
The following is a reconciliation of net income or loss attributable to common shareholders to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders, Adjusted FFO attributable to common share and unit holders and Retained Cash Flow for the three and six months ended June 30, 2020 and 2019 (amounts in thousands, except share data):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income attributable to common shareholders	$15,369	$22,518	$35,613	$38,801
Adjustments:
Noncontrolling interests in the Operating Partnership	2,656	4,004	6,157	7,030
Net (gain) on sale / impairment of single-family properties and other	(10,293)	(12,796)	(15,907)	(17,941)
Adjustments for unconsolidated joint ventures	388	747	626	1,301
Depreciation and amortization	84,836	82,840	167,657	164,001
Less: depreciation and amortization of non-real estate assets	(2,192)	(1,971)	(4,256)	(3,911)
FFO attributable to common share and unit holders	$90,764	$95,342	$189,890	$189,281
Adjustments:
Acquisition and other transaction costs	1,956	970	4,103	1,804
Noncash share-based compensation - general and administrative	1,649	923	3,018	1,582
Noncash share-based compensation - property management	441	346	880	639
Loss on early extinguishment of debt	—	659	—	659
Core FFO attributable to common share and unit holders (1)	$94,810	$98,240	$197,891	$193,965
Recurring Capital Expenditures	(12,184)	(10,330)	(20,895)	(18,190)
Leasing costs	(992)	(1,130)	(1,902)	(2,129)
Adjusted FFO attributable to common share and unit holders (1)	$81,634	$86,780	$175,094	$173,646
Common distributions	(17,699)	(17,663)	(35,389)	(35,293)
Retained Cash Flow	$63,935	$69,117	$139,705	$138,353

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.26	$0.27	$0.54	$0.54
Core FFO attributable to common share and unit holders (1)	$0.27	$0.28	$0.56	$0.55
Adjusted FFO attributable to common share and unit holders (1)	$0.23	$0.25	$0.50	$0.49

Weighted-average FFO shares and units:
Common shares outstanding	301,011,545	299,466,526	300,912,307	298,157,413
Share-based compensation plan (2)	491,605	619,398	648,441	647,895
Operating partnership units	52,026,980	52,897,228	52,026,980	54,025,758
Total weighted-average FFO shares and units	353,530,130	352,983,152	353,587,728	352,831,066
(1)Core FFO and Adjusted FFO attributable to common share and unit holders include negative financial impacts associated with the COVID-19 pandemic that relate to (i) the Company’s socially responsible decisions to waive month-to-month lease premiums and offer zero percent increases on newly signed renewals for leases expiring throughout the second quarter of 2020, (ii) waived late fees throughout the second quarter of 2020, and (iii) $9.4 million of other negative financial impacts from the COVID-19 pandemic including $7.0 million of increased uncollectible rents, $1.9 million of increased uncollectible tenant utility reimbursements and $0.5 million of increased costs associated with enhanced cleaning and safety protocols. Additionally, due to stay-at-home orders during the COVID-19 pandemic, Adjusted FFO attributable to common share and unit holders includes above average levels of HVAC system replacements resulting in $1.3 million of incremental HVAC capital expenditures within the second quarter of 2020.
(2)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.
FFO shares and units include weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.
FFO, Core FFO and Adjusted FFO attributable to common share and unit holders and Retained Cash Flow are not substitutes for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Core Net Operating Income
Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.
Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gain or loss on sales of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, (9) other expenses and (10) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting Recurring Capital Expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.
Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the three and six months ended June 30, 2020 and 2019 (amounts in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Core revenues and Same-Home core revenues
Total revenues	$283,098	$281,860	$572,692	$561,064
Tenant charge-backs	(35,429)	(35,303)	(75,442)	(75,255)
Other revenues	(2,409)	(1,946)	(4,661)	(3,456)
Core revenues	245,260	244,611	492,589	482,353
Less: Non-Same-Home core revenues	33,228	32,625	64,188	62,225
Same-Home core revenues	$212,032	$211,986	$428,401	$420,128

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$110,436	$104,591	$217,933	$211,275
Property management expenses	22,260	21,650	45,536	42,359
Noncash share-based compensation - property management	(441)	(346)	(880)	(639)
Expenses reimbursed by tenant charge-backs	(35,429)	(35,303)	(75,442)	(75,255)
Core property operating expenses	96,826	90,592	187,147	177,740
Less: Non-Same-Home core property operating expenses	15,155	13,595	28,906	27,104
Same-Home core property operating expenses	$81,671	$76,997	$158,241	$150,636

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$31,807	$40,304	$69,334	$73,395
Loss on early extinguishment of debt	—	659	—	659
Gain on sale of single-family properties and other, net	(10,651)	(13,725)	(21,416)	(19,374)
Depreciation and amortization	84,836	82,840	167,657	164,001
Acquisition and other transaction costs	1,956	970	4,103	1,804
Noncash share-based compensation - property management	441	346	880	639
Interest expense	29,558	32,571	59,273	64,486
General and administrative expense	11,493	10,486	22,759	19,921
Other expenses	1,403	1,514	7,513	2,538
Other revenues	(2,409)	(1,946)	(4,661)	(3,456)
Core NOI	148,434	154,019	305,442	304,613
Less: Non-Same-Home Core NOI	18,073	19,030	35,282	35,121
Same-Home Core NOI	130,361	134,989	270,160	269,492
Less: Same-Home Recurring Capital Expenditures	10,781	9,111	18,518	15,952
Same-Home Core NOI After Capital Expenditures	$119,580	$125,878	$251,642	$253,540

Contact:
American Homes 4 Rent
Investor Relations
Phone: (855) 794-2447
Email: investors@ah4r.com